UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2016

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THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2016, the Company announced that Mr. Jeffrey M. Farber, 52, will join the Company on October 1, 2016, initially as Executive Vice President – Senior Finance Officer.  Mr. Farber will assume the position of Chief Financial Officer effective immediately following the filing of our third quarter Form 10-Q with the Commission (expected to occur on or about November 4, 2016), at which time Mr. Eugene Bullis will resign from his position as Interim Chief Financial Officer.  Mr. Bullis assumed this role following the announcement on October 19, 2015 that David Greenfield, the Company’s Executive Vice President and Chief Financial Officer, had passed away.

Mr. Farber joins the Company after spending the last five years at American International Group.  He joined AIG as Senior Vice President and Deputy Chief Financial Officer and then was appointed Chief Risk Officer, Commercial and Consumer Business. Prior to AIG, Mr. Farber served as Executive Vice President and Chief Financial Officer of GAMCO Investors, Inc., a public company asset manager. Previously, he held senior accounting and finance roles at The Bear Stearns Companies, Inc., most recently as Senior Managing Director, Controller and Senior Vice President, responsible for finance, tax and global procurement.  He began his career at Deloitte & Touche LLP, rising to partner in the firm.

The Company and Mr. Farber entered into  an offer letter dated September 21, 2016 (the “Offer Letter”), the material terms of which are as follows:

•	Mr. Farber’s annual base salary will be $650,000;
•

For 2016, his short-term incentive compensation award (payable in March of 2017) shall equal the lesser of (i) 1% of the Company’s pre-tax operating income, before interest expense on debt and as adjusted to exclude the impact of catastrophes, measured over the three month period ending on December 31, 2016; and (ii) 50% of his annualized base salary.  For 2017, his target short-term incentive compensation award will be set at 100% of base salary;

•	Mr. Farber’s 2016 long-term equity award will have a grant date fair value of approximately $900,000, and will be comprised of the following two separate awards of approximately equal value:
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Stock Options:  such options will have a ten year term, vest in three approximately equal annual installments commencing on the first anniversary of the grant date, and have an exercise price equal to the fair market value of the Company’s common stock on the grant date;  and

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Performance-Based Restricted Stock Units (“PBRSUs”): the PBRSUs will vest on the third anniversary of the grant date and may be paid at 0% to 150% of the targeted award based upon the Company’s relative total shareholder return measured from the grant date through December 31, 2018;

•	Mr. Farber will participate in the Company’s Amended and Restated Employment Continuity Plan as an “Executive Tier Participant” with a 2X “Multiplier” (without a Section 280G tax gross-up);
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In the event (i) Mr. Farber’s employment is involuntarily terminated, other than in connection with his death, disability, a change in control, or for cause, or (ii) he terminates his employment with the Company for “good reason”, he will be eligible to receive severance compensation equal to 2.0 times his base salary with one year’s continued vesting of his then outstanding equity awards; and

•	Mr. Farber will be entitled to reimbursement for certain relocation expenses and will be eligible to participate in the Company’s benefit plans applicable to other senior executives of the Company.

The foregoing description of the terms of the Offer Letter does not purport to be complete and is qualified in its entirety by the Offer Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing Mr. Farber’s appointment and Mr. Bullis’s resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are filed herewith:

Exhibit 10.1	Offer Letter dated September 21, 2016 between Jeffrey M. Farber and The Hanover Insurance Group, Inc.

Exhibit 99.1	Press release dated September 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.

(Registrant)

Date: September 23, 2016	By:	/s/ J. Kendall Huber
Name: J. Kendall Huber
Title: Executive Vice President, General Counsel and Asst. Secretary

EXHIBIT INDEX

Exhibit 10.1	Offer Letter dated September 21, 2016 between Jeffrey M. Farber and The Hanover Insurance Group, Inc.

Exhibit 99.1	Press release dated September 22, 2016